June 29, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of NeoStem, Inc.’s Form 8-K/A dated June 23, 2011, and we agree with the statements made therein.

Yours truly,

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey